UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2022

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 18, 2022, at the Annual Meeting of Shareholders (“Annual Meeting”) of Banner Corporation (the “Company”), the Company’s shareholders approved an amendment to the Articles of Incorporation to change the term of directors. Articles VII. B and VII.C were revised in order to eliminate the staggered terms for directors and require the annual election of all directors with the directors’ current terms to be served without being affected by this amendment.  A copy of the Articles of Amendment and the Restated Articles of Incorporation are attached hereto as Exhibits 3.1(a) and 3.1(b), respectively, to this Form 8-K.

In addition, on May 18, 2022, the Board of Directors amended the Company’s Bylaws by amending Article III, Section 2, to eliminate staggered terms for directors and to provide for the election of each director in accordance with the provisions of the Company’s Articles of Incorporation. A copy of the Company’s amended and restated Bylaws are attached hereto as Exhibit 3.2.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Company was held on May 18, 2022.

(b)
There were a total of 34,265,460 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 28,792,217 shares of common stock were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Company’s Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for the terms noted:

	For		Against		Abstain
	Number of votes	Percentage of voted shares	Number of votes	Percentage of voted shares	Number of votes	Percentage of voted shares
Ellen R. M. Boyer (3-year term)	26,920,946	99.49	79,332	0.29	58,453	0.22
Connie R. Collingsworth (3-year term)	26,204,900	96.84	795,291	2.94	58,540	0.22
John Pedersen (3-year term)	26,919,554	99.48	79,945	0.30	59,232	0.22
Margot J. Copeland (1-year term)	26,944,371	99.57	71,998	0.27	42,362	0.16
Paul J. Walsh (1-year term)	26,949,147	99.60	68,808	0.25	40,776	0.15

The number of Broker Non-Votes for each of the above individuals was 1,733,485.

Based on the votes set forth above, Directors Boyer, Collingsworth and Pedersen were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2025, and until their respective successors have been duly elected and qualified, and Directors Copeland and Walsh were duly elected to serve as directors of the Company for a one year term expiring at the annual meeting of shareholders in 2023, and until their respective successors have been duly elected and qualified.

The terms of Directors Mark J. Grescovich, David A. Klaue, Roberto R. Herencia, John R. Layman, Kevin F. Riordan and Terry Schwakopf continued.

Proposal 2.  An advisory (non-binding) vote to approve our executive compensation.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
26,487,130	490,904	80,698	1,733,485

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3.  Ratification of the Audit Committee’s appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
28,604,403	153,198	34,616	0.00

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm to serve for the year ending December 31, 2022 was duly ratified by the shareholders.

Proposal 4.  Amendment of Articles of Incorporation to eliminate staggered terms for directors.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
26,889,098	114,650	54,984	1,733,485

(c) None.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1(a)	Articles of Amendment to Articles of Incorporation of Banner Corporation
3.1(b)	Restated Articles of Incorporation of Banner Corporation
3.2	Amended and Restated Bylaws of Banner Corporation
99.1	Press Release of Banner Corporation dated May 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: May 23, 2022	By: /s/ Peter J. Conner
Peter J. Conner Executive Vice President and Chief Financial Officer